EXHIBIT 4.4

GENESIS ENERGY, L.P.

GENESIS ENERGY FINANCE CORPORATION

and

the Guarantors named herein

7  7/8% SENIOR NOTES DUE 2018

THIRD SUPPLEMENTAL INDENTURE

(SUBSIDIARY GUARANTEE)

DATED AS OF FEBRUARY 28, 2011

U.S. BANK NATIONAL ASSOCIATION,

Trustee

This THIRD SUPPLEMENTAL INDENTURE, dated as of February 28, 2011 (this “Third Supplemental Indenture”), is among Genesis Energy, L.P., a Delaware limited partnership (the “Company”), Genesis Energy Finance Corporation, a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), the Guarantors, Genesis Energy, LLC, a Delaware limited liability company (the “New Guarantor”), and U.S. Bank National Association, a national banking association, as Trustee.

RECITALS

WHEREAS, the Issuers, the initial Guarantors and the Trustee entered into an Indenture, dated as of November 18, 2010 (the “Original Indenture”), pursuant to which the Issuers have issued $250,000,000 in the aggregate principal amount of 7 7/8% Senior Notes due 2018 (the “Notes”);

WHEREAS, the Original Indenture has been supplemented by the Supplemental Indenture, dated as of November 24, 2010, and the Second Supplemental Indenture, dated as of December 27, 2010, among the Issuers, the Guarantors and the Trustee (the Original Indenture as so supplemented, the “Indenture”);

WHEREAS, the New Guarantor is the successor by merger (the “Merger”) on December 28, 2010 of Genesis Acquisition, LLC, a Delaware limited liability company and a Guarantor under the Indenture (the “Merging Guarantor”), with and into the New Guarantor, which Merger (x) constitutes a “Permitted Investment” by the Company in the New Guarantor pursuant to clause (3)(b) of the definition thereof in, and thus does not constitute an “Asset Sale” under, the Indenture and (y) therefore complies with the provisions of Section 4.10 of the Indenture;

WHEREAS, immediately after giving effect to the Merger, no Default or Event of Default existed and thus the Merger was effected in accordance with Section 10.03 of the Indenture;

WHEREAS, the Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture in order to, (x) pursuant to Section 9.01(7) thereof, comply with Section 4.13 or 10.03 thereof or (y) pursuant to Section 9.01(1) thereof, cure any ambiguity, defect or inconsistency, in each case, without the consent of the Holders of the Notes; and

WHEREAS, all acts and things necessary to make this Third Supplemental Indenture a valid and legally binding agreement according to its terms, and a valid and legally binding amendment of and supplement to, the Indenture, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors, the New Guarantor and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01. This Third Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02. This Third Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors, the New Guarantor and the Trustee.

ARTICLE 2

From this date, in accordance with Section 4.13 or 10.03 and by executing this Third Supplemental Indenture, the New Guarantor shall be subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder. The New Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture. The New Guarantor pursuant to the terms of the Merger assumed and hereby unconditionally assumes (x) the Subsidiary Guarantee of the Merging Guarantor, (y) all the obligations under the Indenture of the Merging Guarantor and (z) the due and punctual performance of all of the covenants under the Indenture to be performed by the Merging Guarantor; thus, the New Guarantor succeeds to and is substituted for the Merging Guarantor with the same effect as if named in the Indenture as a Guarantor.

ARTICLE 3

Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Third Supplemental Indenture. This Third Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.03. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.04. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

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[NEXT PAGE IS SIGNATURE PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the date first written above.

ISSUERS

GENESIS ENERGY, L.P.

By:	Genesis Energy, LLC, its general partner

By:	/s/ Robert V. Deere
Robert V. Deere
Chief Financial Officer

GENESIS ENERGY FINANCE CORPORATION

By:	/s/ Robert V. Deere
Robert V. Deere
Chief Financial Officer

GUARANTORS

GENESIS CRUDE OIL, L.P. GENESIS PIPELINE TEXAS, L.P. GENESIS PIPELINE USA, L.P. GENESIS CO2 PIPELINE, L.P. GENESIS NATURAL GAS PIPELINE, L.P. GENESIS SYNGAS INVESTMENTS, L.P.

By:	GENESIS ENERGY, LLC, its general partner

By:	/s/ Robert V. Deere
Robert V. Deere
Chief Financial Officer

[Signature Page to Supplemental Indenture (1 of 4)]

GENESIS PIPELINE ALABAMA, LLC

GENESIS DAVISON, LLC

DAVISON PETROLEUM SUPPLY, LLC

DAVISON TRANSPORTATION SERVICES, LLC

FUEL MASTERS, LLC

RED RIVER TERMINALS, L.L.C. [LA]

TEXAS CITY CRUDE OIL TERMINAL, LLC

TDC, L.L.C.

GENESIS TDC TEXAS, LLC

GENESIS NEJD HOLDINGS, LLC

GENESIS FREE STATE HOLDINGS, LLC

GENESIS MARINE INVESTMENTS, LLC

DAVISON TRANSPORTATION SERVICES, INC. TDC SERVICES CORPORATION, INC.

TDC GENESIS CORP.

TDC DAVISON CORP.

DG JV, LLC

DG MARINE HOLDINGS, LLC

DG MARINE TRANSPORTATION, LLC

DGMT HOLDINGS, LLC

GRIFCO TRANSPORTATION TWO, LTD. GENESIS CHOPS I, LLC

GENESIS CHOPS II, LLC

GEL CHOPS GP, LLC

GENESIS ENERGY, LLC (successor by merger to GENESIS ACQUISITION, LLC)

By:	/s/ Robert V. Deere
Robert V. Deere
Chief Financial Officer

GEL CHOPS I, L.P. GEL CHOPS II, L.P.

By:	GEL CHOPS GP, LLC, its general partner

By:	/s/ Robert V. Deere
Robert V. Deere Chief Financial Officer

[Signature Page to Supplemental Indenture (2 of 4)]

NEW GUARANTOR

GENESIS ENERGY, LLC

By:	/s/ Robert V. Deere
Robert V. Deere
Chief Financial Officer

[Signature Page to Supplemental Indenture (3 of 4)]

TRUSTEE

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Steven A. Finklea
Name: Steven A. Finklea, CCTS
Title: Vice President

[Signature Page to Supplemental Indenture (4 of 4)]